IN THE UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE: BEYOND MEAT, INC. DERIVATIVE LITIGATION	Case No.: CV-20-2524-MWF (AFMx)
This Document Relates to: ALL ACTIONS	STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated January 14, 2022 (the “Stipulation”) is made and entered into by the following Settling Parties (as defined herein), each by and through their respective counsel of record: (1) plaintiffs in the above-captioned consolidated stockholder derivative action (the “Consolidated Action”), Eric Weiner (“Weiner”), Kimberly Brink (“Brink”) and Melvyn Klein (“Klein”) (“Derivative Plaintiffs”), plaintiff in the shareholder derivative action captioned Chew v. Thompson, et al., 1:20-cv-00705-RGA, pending in the United States District Court for the District of Delaware (the “Delaware Action,” and together with the Consolidated Action, the “Derivative Actions”), Kevin Chew (“Chew,” and collectively with Derivative Plaintiffs, “Plaintiffs”); (2) individual defendants Ethan Brown, Mark J. Nelson, Seth Goldman, Gregory Bohlen, Diane Carhart, Raymond J. Lane, Bernhard van Lengerich, Ned Segal, Christopher Isaac “Biz” Stone, Donald Thompson, Kathy N. Waller, Jessica Quetsch, and Anthony Miller (the “Individual Defendants”); and (3) nominal defendant Beyond Meat, Inc. (“Beyond Meat” or the “Company,” and together with the Individual Defendants,

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“Settling Defendants”) (“Settling Parties” refers collectively to the Settling Defendants and Plaintiffs).1
This Stipulation, subject to court approval, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined in Section IV, ¶1.25), upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.
I.FACTUAL AND PROCEDURAL BACKGROUND
Beyond Meat is a provider of plant-based meat products based in California. Derivative Plaintiffs allege in the Consolidated Action that the Individual Defendants breached their fiduciary duties to the Company by allowing or causing Beyond Meat to, inter alia: alter food reports submitted to Don Lee Farms (“Don Lee”) to exclude pertinent safety information; wrongfully terminate Beyond Meat’s exclusive supply agreement with Don Lee; misappropriate Don Lee’s trade secrets with two other manufacturers, ProPortion Foods, LLC (“ProPortion”) and CLW Foods, LLC (“CLW”); and fail to maintain internal controls. Derivative Plaintiffs also allege in the Consolidated Action that certain of the Individual Defendants made and/or caused the Company to violate Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) by making and/or causing the Company to make false and misleading statements and omissions of material fact in the Company’s proxy statement filed on Schedule 14A with the SEC on April 10, 2020, which failed to disclose each of the foregoing.
A.The Consolidated Action
On March 16, 2020, Plaintiff Weiner filed a Verified Shareholder Derivative Complaint putatively on behalf of Beyond Meat against certain of the Individual
1 Although only filed in the Consolidated Action, this Stipulation also resolves the Delaware Action. Within five days after the Effective Date (as defined herein), Plaintiff Chew will voluntarily dismiss the Delaware Action with prejudice.

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Defendants, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and for contribution under Section 10(b) and 21D of the Exchange Act (the “Weiner Action”), in the United States District Court for the Central District of California (the “Court”).
On March 18, 2020, Plaintiffs Brink and Klein filed a similar Verified Shareholder Derivative Complaint putatively on behalf of Beyond Meat against certain of the Individual Defendants, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and for contribution under Sections 10(b) and 21D of the Exchange Act (the “Brink Action”), in the Court.
On April 1, 2020, the Court entered an order consolidating the Weiner Action and the Brink Action to form the Consolidated Action and directed the parties to meet and confer regarding the appointment of lead counsel and/or lead plaintiffs.
On April 10, 2020, the parties to the Consolidated Action submitted a joint stipulation designating The Brown Law Firm, P.C. and Gainey McKenna & Egleston as Co-Lead Counsel for Derivative Plaintiffs in the Consolidated Action. The Court so-ordered the parties’ stipulation on April 13, 2020.
On June 22, 2020, the parties to the Consolidated Action along with Court-appointed lead and liaison counsel in a related securities class action captioned Tran v. Beyond Meat, Inc., Case No. 20-cv-963 (C.D. Cal.) (the “Securities Class Action”) filed a joint stipulation to stay the Consolidated Action until either: (i) dismissal of the Securities Class Action with prejudice, and exhaustion of all appeals related thereto, or (ii) any denial in whole or in part of any motion to dismiss the Securities Class Action. The Court so-ordered the stipulation on June 23, 2020.

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On October 27, 2020, the Court dismissed the Securities Class Action with prejudice, except for class allegations of absent putative class members, which claims were dismissed without prejudice.
On April 20, 2021, the parties to the Consolidated Action filed a joint stipulation setting forth a proposed schedule for Derivative Plaintiffs’ amended complaint and the parties’ briefing schedule. On April 21, 2021, the Court entered an order setting a briefing schedule and date for Derivative Plaintiffs to file their amended complaint.
On May 24, 2021, Derivative Plaintiffs filed a Consolidated Amended Shareholder Derivative Complaint putatively on behalf of the Company against the Individual Defendants for alleged breaches of their fiduciary duties, unjust enrichment, waste of corporate assets, abuse of control, gross mismanagement, and for alleged violations of Sections 14(a) of the Exchange Act, and against ProPortion and CLW (together with the Individual Defendants and Beyond Meat, the “Defendants”) for alleged aiding and abetting the Individual Defendants’ breaches of their fiduciary duties. On May 25, 2021, upon the represented parties’ stipulation, the Court established July 8, 2021 as the deadline for Defendants to file a response to Derivative Plaintiffs’ amended complaint.
B.    The Delaware Action
On May 27, 2020, Plaintiff Chew filed a Verified Shareholder Derivative Complaint putatively on behalf of Beyond Meat against certain of the Individual Defendants, asserting claims for breach of fiduciary duties and for contribution under Sections 10(b) and 21D of the Exchange Act in the United States District Court for the District of Delaware.
On June 15, 2020, the parties to the Delaware Action filed a joint stipulation to stay the action until: (i) dismissal of the Securities Class Action with prejudice, and exhaustion of all appeals related thereto, or (ii) any denial in whole or in part

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of any motion to dismiss the Securities Class Action. The Delaware court so-ordered the stipulation the next day, on June 16, 2020, and administratively closed the Delaware Action on June 17, 2020.
On July 28, 2021, the parties to the Delaware Action filed a stipulation to continue the stay until resolution of the Consolidated Action. The Delaware court so-ordered the joint stipulation on July 29, 2021.
C.    Settlement Negotiations
On May 17, 2021, before filing the amended complaint in the Consolidated Action, Plaintiffs’ Counsel (as defined herein) provided Settling Defendants’ Counsel (as defined herein) with a settlement demand that included a comprehensive corporate governance reforms proposal.
On July 1, 2021, the represented parties in the Consolidated Action filed a joint stipulation informing the Court that the parties were currently engaged in discussions to resolve the Consolidated Action and sought a 90-day extension to pursue such discussions. The same day, the Court entered an order continuing the deadline for Defendants to respond to the amended complaint to October 15, 2021, and ordered the parties to report back to the Court by October 1, 2021 on their progress in reaching a resolution of the Consolidated Action.
On August 17, 2021, Settling Defendants’ Counsel made a written settlement counterproposal.
The Settling Parties continued to engage in good faith settlement negotiations over the following months, including by exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Derivative Actions.
On October 1, 2021, the represented parties in the Consolidated Action filed a joint status report regarding settlement, informing the Court that the parties reached a tentative settlement and requesting the Court to vacate the current

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briefing schedule and to set November 19, 2021, as the deadline for Derivative Plaintiffs to move for preliminary approval of the settlement. The Court entered an order to that effect on October 4, 2021.
On October 28, 2021, the Settling Parties executed a settlement term sheet that memorialized the material terms of the settlement (“Settlement Term Sheet”), including the corporate governance reforms Beyond Meat would adopt as consideration for the settlement, set forth in Exhibit A to this Stipulation (the “Reforms”).
Only after the Settling Parties executed the Settlement Term Sheet, did they engage in arm’s length negotiations over the attorneys’ fees and expenses that would be payable to Plaintiffs’ Counsel in recognition of the substantial benefits achieved through the settlement.
On November 18, 2021, the represented parties in the Consolidated Action submitted a joint stipulation seeking an extension to file Derivative Plaintiffs’ Motion for Preliminary Approval of Settlement on December 20, 2021, which the Court so-ordered the next day, on November 19, 2021.
On December 20, 2021, the represented parties in the Consolidated Action submitted a joint stipulation seeking an extension to file Derivative Plaintiffs’ Motion for Preliminary Approval of Settlement on January 14, 2022, which the Court so-ordered that same day.
On January 12, 2022, a Suggestion of Death was filed on behalf of Plaintiff Klein.
On January 14, 2022, the Settling Parties agreed that the Company would pay five hundred and fifteen thousand dollars ($515,000.00) to Plaintiffs’ Counsel for their attorneys’ fees and expenses.

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II.    PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs believe that their derivative claims have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Actions.
Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Beyond Meat press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Class Action and the lawsuit filed by Don Lee in the Superior Court of the State of California captioned Don Lee Farms v. Savage River, Inc., Case No. BC662838 (Cal. Super. Ct.); (iv) researching the applicable law with respect to the claims alleged in the Derivative Actions and the potential defenses thereto; (v) preparing and filing the complaints in the Derivative Actions; (vi) conducting research into the Company’s corporate governance structure in connection with settlement efforts; (vii) preparing a comprehensive written settlement demand and modified demands during the course of the Settling Parties’ settlement negotiations; (viii) engaging in settlement negotiations with Settling

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Defendants’ Counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Actions, and other issues in an effort to facilitate negotiations; and (ix) negotiating the material terms of the settlement, and negotiating and drafting the Settlement Term Sheet and this comprehensive Stipulation.
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the settlement as set forth in this Stipulation (“Settlement”) is fair, reasonable, and adequate, and confers substantial benefits upon Beyond Meat and its stockholders.
Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Beyond Meat and its stockholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.
III.    SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Defendants specifically believe that the Derivative Actions have no merit whatsoever and that, like this Court’s ruling in the Securities Class Action dismissing that case with prejudice, Plaintiffs’ claims in the Derivative Actions would be dismissed with prejudice if the parties continued litigating.
Nonetheless, the Settling Defendants have concluded that further litigation of the Derivative Actions would be protracted, distracting and expensive, and that

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it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. The Settling Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions. The Settling Defendants have, therefore, determined that it is in the best interests of Beyond Meat and its stockholders for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (as defined herein), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity or infirmity of any of the Released Claims or an admission by or against any Defendant of any fault, wrongdoing, or concession of liability or non-liability whatsoever.
IV.    UNANIMOUS DIRECTOR APPROVAL
The Board, including its non-defendant directors, reviewed the allegations and the settlement terms, and in a good faith exercise of business judgment unanimously determined the Settlement and each of its terms, as set forth in this Stipulation, to be in the best interests of Beyond Meat and its stockholders.
V.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, between Plaintiffs and the Settling Defendants, by and through their undersigned counsel, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court pursuant to Federal Rule of Civil Procedure 23.1, that the claims asserted in the Derivative Actions and the Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished, and released, and the Derivative Actions shall be

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dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.    Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1    “Beyond Meat” or the “Company” means Beyond Meat, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, assigns, officers, directors, employees, and agents.
1.2    “Board” means the current Board of Directors of Beyond Meat.
1.3    “CLW” means CLW Foods, LLC.
1.4    “Court” means the United States District Court for the Central District of California.
1.5    “Current Beyond Meat Stockholders” means all Persons (defined below) who owned common stock of Beyond Meat as of the date of this Stipulation and who continue to hold Beyond Meat common stock as of the date of the Settlement Hearing, and their successors-in-interest, excluding the Individual Defendants and other officers and directors of Beyond Meat, as well as members of their families, their legal representatives, heirs, successors, or assigns, and any entity in which they have or had a controlling interest.
1.6    “Defendants” means, collectively, nominal defendant Beyond Meat, the Individual Defendants, ProPortion, and CLW.
1.7    “Delaware Action” means the derivative action captioned Chew v. Thompson, et al., 1:20-cv-00705-RGA, pending in the United States District Court for the District of Delaware.

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1.8    “Derivative Plaintiffs” means plaintiffs Eric Weiner, Kimberly Brink and Melvyn Klein and/or the Executrix and/or Personal Representative of the Estate of Melvyn Klein in the Consolidated Action.
1.9    “Consolidated Action” means the consolidated case captioned In re: Beyond Meat, Inc. Derivative Litigation, Case No. 2:20-cv-02524 pending in this Court.
1.10    “Derivative Actions” means, collectively, the Delaware Action and the Consolidated Action.
1.11    “Effective Date” means the date by which the events and conditions specified in Section IV, ¶6.1 of this Stipulation have been met and have occurred.
1.12    “Securities Class Action” means the securities class action styled as Tran v. Beyond Meat, Inc., Case No. 20-cv-963 (C.D. Cal.), filed in the United States District Court for the Central District of California on January 30, 2020.
1.13    “Final” means when the last of the following, with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D, attached hereto, shall have occurred: (1) the expiration of the time to file a notice of appeal from the Judgment without a notice of appeal having been filed; or (2) if an appeal has been filed, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to Plaintiffs. Any proceeding or order, or any appeal or petition for review pertaining solely to the application for attorneys’ fees, costs, or expenses, and/or service awards to

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Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.
1.14    “Individual Defendants” means defendants Ethan Brown, Mark J. Nelson, Seth Goldman, Gregory Bohlen, Diane Carhart, Raymond J. Lane, Bernhard van Lengerich, Ned Segal, Christopher Isaac “Biz” Stone, Donald Thompson, Kathy N. Waller, Jessica Quetsch, and Anthony Miller.
1.15    “Judgment” means the Final Order and Judgment to be rendered by the Court upon final approval of the Settlement, substantially in the form attached hereto as Exhibit D.
1.16    “Notice” means the Notice to Current Beyond Meat Stockholders of Proposed Settlement and Dismissal with Prejudice of Derivative Actions, substantially in the form attached hereto as Exhibit B.
1.17    “Parties” means Plaintiffs and Defendants. “Party” means, individually, any of the Parties.
1.18    “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.
1.19    “Plaintiffs” means Derivative Plaintiffs and plaintiff Kevin Chew, together with any of their respective agents, heirs, assigns, predecessors, and/or successors.
1.20    “Plaintiffs’ Counsel” means The Brown Law Firm, P.C., Gainey McKenna & Egleston, Tostrud Law Group, P.C., The Rosen Law Firm, P.A., and Farnan LLP.

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1.21    “Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form attached hereto as Exhibit C.
1.22    “ProPortion” means ProPortion Foods, LLC.
1.23    “Reforms” means the Corporate Governance Reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.
1.24    “Related Persons” means each of a Person’s former or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other individual or entity in which the Person has a controlling interest, and each and all of their respective past and present officers, directors, employees, stockholders, agents, affiliates, parents, subsidiaries, divisions, departments, attorneys, accountants, auditors, underwriters, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.
1.25    “Released Claims” collectively means: any and all claims (including Unknown Claims, as defined in ¶1.34 below), causes of action, actions, suits, claims, debts, disputes, demands, charges, rights, liabilities, sums of money due, losses, obligations, judgments, matters, controversies, proceedings, or issues of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all interest, attorneys’ fees, expert or consulting fees, and any other fees, costs, expenses, amounts, liabilities, charges, or liabilities whatsoever), known or unknown, whether or not concealed or hidden, asserted or unasserted, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen,

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whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, by Releasing Persons derivatively on behalf of Beyond Meat, that (a) were asserted in the Derivative Actions or could have been asserted in the Derivative Actions against any Defendant or Released Person, or (b) arise out of, relate to, concern, or are based upon: (i) the allegations asserted in the Derivative Actions or the facts, transactions, matters, events, occurrences, acts, disclosures, statements, SEC filings, practices, omissions, or failures to act that were alleged or referred to in the Derivative Actions; (ii) any of the Company’s public disclosures or filings with the SEC up to the Effective Date of the Settlement; (iii) any compensation, pay, bonus, severance, or benefits by any Released Person; and/or (iv) the Settlement, defense, or resolution of the Derivative Actions, but excluding any claims to enforce the Settlement set forth in this Stipulation.
1.26    “Released Persons” means collectively, the Defendants and their respective Related Persons. “Released Person” means, individually, any of the Released Persons.
1.27    “Releasing Persons” means Plaintiffs (individually, collectively, and derivatively on behalf of Beyond Meat), all other Current Beyond Meat Stockholders (solely in their capacity as Beyond Meat stockholders), all of Plaintiffs’ and Current Beyond Meat Stockholders’ Related Persons, Plaintiffs’ Counsel, and Beyond Meat. “Releasing Person” means, individually, any of the Releasing Persons.
1.28    “Settlement” means the settlement and compromise of the derivative claims upon the terms and conditions contained in this Stipulation.
1.29    “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

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1.30    “Settling Defendants” means the Individual Defendants and nominal defendant, Beyond Meat.
1.31    “Settling Defendants’ Counsel” means Stoel Rives LLP.
1.32    “Settling Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Beyond Meat) and each of the Settling Defendants. “Settling Party” means, individually, any of the Settling Parties.
1.33    “Settlement Term Sheet” means the Settlement Term Sheet dated October 28, 2021, which set forth the principal material terms associated with the resolution of the Derivative Actions.
1.34    “Unknown Claims” means any Released Claim(s) that any of the Releasing Persons does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. In this regard, with respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits conferred by or under California Civil Code section 1542, and any other law of the United States or any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common law that is similar, comparable, or equivalent to section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE

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MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Plaintiffs and Beyond Meat acknowledge and each Releasing Person is deemed to acknowledge that they may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but they stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, Beyond Meat, and each Releasing Person shall expressly waive and by operation of the Judgment, shall have, fully, finally, and forever compromised, settled, released, discharged, and extinguished any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which now exist, or heretofore have existed, or may hereafter exist upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.
2.    Terms of the Settlement
2.1    Within ninety (90) days of the date that the Court enters the Judgment, Beyond Meat or Beyond Meat’s Board, as applicable, shall implement the Reforms identified in Exhibit A attached hereto.
2.2    Beyond Meat and the Individual Defendants acknowledge and agree that the filing, pendency, and settlement of the Derivative Actions was the primary cause of the Company’s decision to adopt and implement the Reforms.

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2.3    Beyond Meat and the Individual Defendants also acknowledge and agree that the Reforms confer substantial benefits to Beyond Meat and Beyond Meat’s stockholders.
2.4    The members of the Board, in exercising their business judgment have determined that the Settlement, including all of its terms as set forth in this Stipulation, is in the best interest of Beyond Meat and its stockholders.
3.    Approval and Notice
3.1    Promptly after execution of this Stipulation, Derivative Plaintiffs shall submit this Stipulation together with its exhibits to the Court and apply for entry of an Order Preliminarily Approving Derivative Settlement and Providing for Notice (the “Preliminary Approval Order”), substantially in the form of Exhibit C attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Beyond Meat Stockholders; and (iii) a date for the Settlement Hearing as described below.
3.2    The Notice shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B.
3.3    Within ten (10) days after the Court’s entry of the Preliminary Approval Order, Beyond Meat shall cause notice of the Settlement to be given in the following manner: (1) posting a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (2) filing the Notice and the Stipulation, with its exhibits, with the SEC as exhibits to a Form 8-K or other appropriate filing; and (3) issuing the Notice in a press release. The Notice shall provide a link to the Investor Relations page of Beyond Meat’s website where the Notice and Stipulation, with its exhibits, may be viewed, which link shall be maintained through the date of the Settlement Hearing. Beyond Meat

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shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement. The Settling Parties believe that the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Beyond Meat Stockholders pursuant to applicable law and due process requirements. No later than twenty (20) days following entry of the Preliminary Approval Order, Settling Defendants’ Counsel shall file with the Court an affidavit or declaration attesting to the filing, publishing and posting of the notice of the Settlement.
3.4    Derivative Plaintiffs will also request that approximately forty-five (45) days after the notice of the Settlement is given, the Court hold the Settlement Hearing to consider and determine whether the Final Order and Judgment, substantially in the form of Exhibit D hereto, should be entered.
3.5    All proceedings in the Derivative Actions are stayed except as otherwise provided herein.
4.    Plaintiffs’ Counsel’s Attorneys’ Fees and Reimbursement of Expenses
4.1    After negotiating the material terms of the Settlement and after executing the Settlement Term Sheet, the Settling Parties initiated arm’s length negotiations over the attorneys’ fees and expenses and agreed that the Company shall pay five hundred and fifteen thousand dollars ($515,000.00) to Plaintiffs’ Counsel for their attorneys’ fees and expenses (the “Fee and Expense Amount”).
4.2    The Fee and Expense Amount shall be paid to the escrow account of The Brown Law Firm, P.C. (“Escrow Account”) by the Company within thirty (30) days after the later of the date that the Court enters the Preliminary Approval Order or the date that the Fee and Expense Amount is agreed to or, if not agreed to, ruled on by the Court or mediator, as applicable. Plaintiffs’ Counsel shall promptly provide to Settling Defendants’ Counsel after such date, all necessary payment

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details to accomplish payment of the Fee and Expense Amount to the Escrow Account via wire transfer or check, and an executed Form W-9. Defendants and Settling Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.
4.3    The Fee and Expense Amount, to the extent approved by the Court (the “Fee and Expense Award”), shall be released to Plaintiffs’ Counsel from the Escrow Account once the Court enters a final order approving the Stipulation and the Fee and Expense Award, notwithstanding any potential appeals. If the Court reduces the Fee and Expense Amount, or if the Fee and Expense Award is reduced following any appeal, Plaintiffs’ Counsel will pay the Company the amount by which the Fee and Expense Amount was reduced within thirty (30) days of such order.
4.4    Derivative Plaintiffs may apply to the Court for reasonable service awards for each of the Plaintiffs in the amount of up to two thousand dollars ($2,000) each (the “Service Awards”), only to be paid upon Court approval, and to be paid out of the Fee and Expense Award, in recognition of Plaintiffs’ participation and effort in the prosecution and settlement of the Derivative Actions. Settling Defendants agree not to object to Plaintiffs’ application to the Court for the Service Awards.
4.5    The payment of the Fee and Expense Award shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions. Except as

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otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Settling Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees.
5.    Releases
5.1    Within five (5) days after the Effective Date, Plaintiff Chew, with the cooperation of the Settling Defendants, will file appropriate papers with the United States District Court for the District of Delaware to voluntarily dismiss the Delaware Action with prejudice.
5.2    Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged and dismissed all Released Claims (including without limitation Unknown Claims) against the Released Persons, including without limitation any and all claims (including without limitation Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Derivative Actions.
5.3    Upon the Effective Date, each of the Releasing Persons shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including without limitation Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Derivative Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.
5.4    Upon the Effective Date, Beyond Meat shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged all Released Claims (including without limitation Unknown Claims) against the Released Persons.

STIPULATION OF SETTLEMENT

5.5    Upon the Effective Date, Beyond Meat shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including without limitation Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Derivative Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.
5.6    Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Beyond Meat Stockholders (solely in their capacity as Beyond Meat stockholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.
5.7    Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Settling Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Settling Defendants under any directors’ and officers’ liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification, whether under any written indemnification or advancement agreement, or under the Company’s certificate of incorporation, by-laws, or under applicable law.

STIPULATION OF SETTLEMENT

6.    Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1    The Settlement shall be conditioned on the occurrence of all of the following events:
a.    Court approval of the Settlement, following dissemination of the notice of the Settlement to Current Beyond Meat Stockholders and the Settlement Hearing;
b.    the payment of the Fee and Expense Amount in accordance with Section IV, Paragraph 4.2 herein;
c.    entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, providing for dismissal of the Consolidated Action with prejudice, without the award of any damages, costs, fees, or the grant of any further relief to any Party, except as provided in Section IV, Paragraph 4 of this Stipulation; and
d.    the passing of the date upon which the Judgment becomes Final.
6.2    If any of the conditions specified above in Section IV, Paragraph 6.1 are not met, then this Stipulation shall be deemed canceled and terminated unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.
6.3    If for any reason the Effective Date does not occur or the Delaware Action is not dismissed with prejudice, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) the Settling Parties shall be restored to their respective positions as of the date of execution of the Settlement Term Sheet; (b) any payments made to Plaintiffs’ Counsel pursuant to Section IV, Paragraph 4 shall be refunded and returned to the Company within thirty (30) days of the event that triggered the repayment obligation; (c) the terms and provisions of this Stipulation (other than those set forth in Section IV,

STIPULATION OF SETTLEMENT

Paragraphs 1.1-1.34, 4.3, 6.2-.6.3, 7.5, 7.7¬7.15) shall have no further force or effect with respect to the Parties and shall not be used in the Consolidated Action, the Delaware Action, or in any other proceeding for any purpose; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the Stipulation terms remaining in effect) in the Consolidated Action, the Delaware Action, or in any other action or proceeding. In such event, any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.
6.4    No order of the Court, modification, or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest to paid to Plaintiffs’ Counsel or the amount of service awards to be paid to Plaintiffs shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.
7.    Miscellaneous Provisions
7.1    The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.
7.2    Pending the Effective Date or the termination of the Stipulation according to its terms, the Releasing Persons, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any

STIPULATION OF SETTLEMENT

action asserting any Released Claims against any of the Released Persons in any court or tribunal.
7.3    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between the Releasing Persons, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims.
7.4    The Settlement compromises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. Subject to, and conditional on, the Court’s final approval of the Settlement, the Settling Parties agree that the Settling Parties and their respective counsel at all times during the course of the Derivative Actions have complied with the requirements of good faith litigation, including, without limitation, F.R.C.P. 11 and all other similar laws and/or rules governing professional conduct. The Settling Parties agree that the claims are being settled voluntarily after consultation with competent legal counsel and shall not take the position that the Derivative Actions were brought or defended in bad faith or in violation of F.R.C.P. 11.
7.5    Neither the Settlement, this Stipulation (including any exhibits attached hereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity or infirmity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum; or (c) is or may be deemed an admission by any Party as to the merits or lack thereof of any claim, allegation, or defense. Neither

STIPULATION OF SETTLEMENT

this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement in Court.
7.6    Notwithstanding paragraph 7.5 herein, the Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation, Settlement, and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.
7.7    This Stipulation may be modified or amended only by a written instrument signed by, or on behalf of, all the Settling Parties or their respective successors-in-interest.
7.8    In construing this Stipulation, no presumption shall be made against any Settling Party on the basis that it was a drafter of this Stipulation.
7.9    The Stipulation and the exhibits attached hereto constitute the entire agreement between the Settling Parties, and no representations, warranties, or inducements have been made to any Settling Party concerning this Stipulation or any of its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Actions, and no parol or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or

STIPULATION OF SETTLEMENT

executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.
7.10    The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.11    In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
7.12    This Stipulation may be executed in one or more counterparts, including by signature transmitted electronically, or via facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
7.13    This Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, the Releasing Persons and the Released Persons.
7.14    This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State’s choice of law principles.
7.15    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or

STIPULATION OF SETTLEMENT

disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
7.16    Any planned, proposed, or actual sale, merger, or change-in-control of Beyond Meat shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Beyond Meat, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
7.17    In the event any proceedings by or on behalf of Beyond Meat, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Beyond Meat, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.
7.18    After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.
IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

STIPULATION OF SETTLEMENT

Dated: January 14, 2022            THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427

Co-Lead Counsel for Derivative Plaintiffs

Dated: January 14, 2022        GAINEY McKENNA &
EGLESTON

/s/ Thomas J. McKenna
Thomas J. McKenna
501 Fifth Avenue, 19th Floor
New York, NY 10017
Telephone: (212) 983-1300
Email: tjmckenna@gme-law.com

Co-Lead Counsel for Derivative Plaintiffs

Dated: January 14, 2022            THE ROSEN LAW FIRM, P.A.

/s/ Phillip Kim
Phillip Kim
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
E-mail: pkim@rosenlegal.com

Counsel for Plaintiff Kevin Chew

Dated: January 14, 2022            STOEL RIVES LLP

/s/ B. John Casey
B. John Casey
Brad Daniels
Samantha Sondag
760 SW Ninth Avenue, Suite 3000
Portland, OR 97205

STIPULATION OF SETTLEMENT

Telephone: (503) 294-9170
Email: john.casey@stoel.com
brad.daniels@stoel.com
samantha.sondag@stoel.com

Counsel for Settling Defendants

STIPULATION OF SETTLEMENT

IN THE UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE: BEYOND MEAT, INC. DERIVATIVE LITIGATION	Case No.: CV-20-2524-MWF (AFMx)
This Document Relates to: ALL ACTIONS	EXHIBIT A

CORPORATE GOVERNANCE REFORMS
Within ninety (90) days of entry of a final order approving the settlement of the derivative actions captioned In re: Beyond Meat, Inc. Derivative Litigation, Case No. 2:20-cv-02524 (C.D. Cal.) and Chew v. Thompson, et al., 1:20-cv-00705-RGA (D. Del.) (the “Derivative Actions”) by the United States District Court for the Central District of California (the “Court”), the Board of Directors (the “Board”) of Beyond Meat, Inc. (“Beyond Meat” or the “Company”) shall adopt resolutions and amend its appropriate committee charters and/or policies, as applicable, to ensure adherence to the corporate governance reforms set forth below (“Reforms”), to be maintained for a period of no less than four (4) years after the Effective Date (as defined in the Stipulation of Settlement dated January 14, 2022).
Beyond Meat acknowledges and agrees that the filing, pendency, and settlement of the Derivative Actions was the primary cause of the Company’s decision to adopt and implement the Reforms. Beyond Meat also acknowledges and agrees that the Reforms confer substantial benefits to Beyond Meat and Beyond Meat’s stockholders.

STIPULATION OF SETTLEMENT

1.    Risk Committee. Beyond Meat will establish a Risk Committee, which shall be governed by the Risk Committee Charter in the Appendix.
2.    Publishing Whistleblower and Corporate Governance Information. Beyond Meat will agree to publish contact information about its whistleblower program on its website. Beyond Meat will publish non-confidential written corporate governance guidelines on its website as well.
3.    Audit Committee Charter. Beyond Meat will amend the Audit Committee Charter as follows:
a.    The Audit Committee Charter will reflect and account for the newly created Risk Management Committee and its responsibilities. In the event there is overlap of responsibilities, the committees will coordinate to avoid unnecessary duplication of efforts and will apportion responsibilities according to each committee’s stated purpose; and
b.    The Audit Committee will assist the Risk Management Committee and Chief Legal Officer in an annual review of the Code of Conduct, in addition to assisting the Risk Management Committee and Chief Legal Officer in monitoring compliance with the Code of Conduct.
4.    Director Independence. At least two-thirds of the members of the Board will be “independent directors,” as defined in the NASDAQ listing standards, Sarbanes-Oxley Act, and described below. In the event the Board is not in compliance with this requirement, it will take steps to return to compliance within 180 days. To be deemed “independent” in any calendar year, a director would have to satisfy the following qualifications in addition to those set forth in Listing Rule 5605 of the NASDAQ Stock Market’s Equity Rules and any other statutory director independence requirement:
a.    has no personal services contract(s) with Beyond Meat or any member of the Company’s senior management; and

STIPULATION OF SETTLEMENT

b.    is not employed by a public company at which an executive officer of Beyond Meat serves as a director, regardless of whether that executive officer serves on the compensation committee of that public company.

STIPULATION OF SETTLEMENT

APPENDIX

BEYOND MEAT, INC.
RISK COMMITTEE CHARTER
(Adopted on ____ , 2022])
Purpose
The purpose of the Risk Committee (the “Committee”) of the board of directors (the “Board”) of Beyond Meat, Inc., a Delaware corporation (the “Company”), is to assist the Board and the Company’s Audit Committee in the oversight of the Company’s management of key risks, including strategic and operational risks and legal, compliance and ethics risks, as well as the Company’s guidelines, policies and processes for monitoring and mitigating such risks.
Membership & Organization
The Committee shall be comprised of at least three (3) members of the Board. Such members shall be appointed by the Board and each member of the Committee shall serve at the discretion of the Board and may be replaced by the Board at any time or for any reason. Unless a chair is designated by the Board, the members of the Committee shall appoint a chair of the Committee.
At any time during which the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the members of the Committee shall be “independent,” as that term is defined from time to time in Section 1 0A(m) of the Exchange Act and the applicable rules and regulations of the U.S. Securities and Exchange Commission, and shall meet the independence requirements of the rules of the stock exchange on which the Company’s shares are listed for trading or otherwise publicly quoted.

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A majority of the total number of then-serving members of the Committee shall constitute a quorum for the transaction of business at Committee meetings. The approval of a majority of such quorum shall constitute a valid act of the Committee at a duly held Committee meeting. The Committee may also act by unanimous written consent of the then-serving members of the Committee.
Authority & Responsibilities
The authority delegated to the Committee is set forth below. This description of authority is intended as a guide and the Committee may act and establish policies and procedures that are consistent with these guidelines or are necessary or advisable, in its discretion, to carry out the intent of the Board in delegating such authority and to fulfill the responsibilities of the Committee hereunder.
Risk assessment and risk management are the responsibility of the Company’s management. While the Board provides the ultimate oversight function over risk assessment and risk management, the Risk Committee’s responsibility in this regard is, along with the Audit Committee of the Board (the “Audit Committee”), to provide an initial level of oversight and review and to report to the Board on these issues.
Subject to the determination of the Board and where applicable, the Audit Committee, the principal authority and responsibilities of the Committee are as follows:
1.    To review and discuss with management the Company’s risk governance structure, risk assessment and risk management practices; the guidelines, policies and processes for risk assessment and risk management; and the effectiveness of applicable risk management frameworks.

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2.    To review and discuss with management the categories of risk the Company faces, including strategic and operational risks and legal, compliance and ethics risks, the Company’s risk tolerance and strategy relating to key risks as well as the guidelines, policies and processes for monitoring and mitigating such risks.
3.    To assess whether compliance and risk mitigation programs and initiatives are fulfilling their purpose or require any modification.
4.    To review disclosure regarding risk contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if any and, in conjunction with the Audit Committee, determine whether and how risks and/or incidents should be disclosed in these SEC filings.
5.    To review reports on selected risk topics as the Committee deems appropriate from time to time.
6.    To delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.
7.    To discharge any other duties or responsibilities delegated to the Committee by the Board or the Audit Committee.
The Board has simultaneously reserved to itself all authority delegated under this Charter to the Committee. This reservation of authority does not in any way limit the Committee’s authority to act definitively on matters delegated to it under this Charter.
The Committee shall have the resources and appropriate authority, without seeking the approval of the Board, to discharge its responsibilities, including the authority to retain, at the Company’s expense (without requiring any Board approval for the fees and other retention terms for such persons), outside legal or other consultants
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to advise the Committee and to authorize or conduct investigations into any matters within the scope of its responsibilities and to approve related fees and retention terms. The Committee may request any director, officer or employee of the Company, the Company’s outside counsel or independent auditors or such other persons as it deems appropriate to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities. The Committee shall have reasonable access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.
Meetings
The Committee shall meet as often as it determines necessary, but the Committee shall meet no fewer than four (4) times each year. The Committee Chair may call Committee meetings and, in consultation with other members of the Committee, shall determine the frequency and length of Committee meetings and set agendas for such meetings consistent with this Charter. In the absence of a Committee Chair, a majority of the members of the Committee may call a meeting of the Committee.
Except as otherwise provided in this Charter, the Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, quorum and voting requirements as are applicable to the Board.
Minutes & Reports
The Committee shall make regular reports to the Board and, where applicable, the Audit Committee with respect to significant actions and determinations by the
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Committee. The Committee shall maintain written minutes of its meetings. The minutes of the meetings of the Committee and any actions of the Committee by consent in lieu of a meeting shall be incorporated as part of the minutes of the Board.
Periodic Review
The Committee will periodically, but no less frequently than annually, review its own composition and performance and report on its conclusions in this regard to the Board. In addition, the Committee will annually review this Charter and make recommendations to the Board with regard to appropriate changes to this Charter.
Alignment and Coordination with the Audit Committee
The Audit Committee shall retain all those responsibilities as are outlined in the Audit Committee Charter. As part of its responsibilities, the Audit Committee may receive complaints regarding financial compliance and non-financial compliance matters. The Audit Committee shall retain oversight responsibility for all such financial compliance matters, and, more generally, retain oversight responsibility for risks relating to financial reporting, credit and liquidity issues. Oversight of non-financial compliance matters, including those relating to enterprise-wide risks, shall be the responsibility of this Committee.
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IN THE UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE: BEYOND MEAT, INC. DERIVATIVE LITIGATION	Case No.: CV-20-2524-MWF (AFMx)
This Document Relates to: ALL ACTIONS	EXHIBIT B

NOTICE TO CURRENT BEYOND MEAT STOCKHOLDERS OF
PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF
DERIVATIVE ACTIONS
TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE BEYOND MEAT, INC. (“BEYOND MEAT” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: BYND) AS OF JANUARY 14, 2022.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, BEYOND MEAT STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED

SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated January 14, 2022 (the “Stipulation”). The purpose of this Notice is to inform you of:
•    the existence of the above-captioned consolidated derivative action captioned In re: Beyond Meat, Inc. Derivative Litigation, Case No. 2:20-cv-02524, pending in this Court (“Consolidated Action”);
•    the existence of a derivative action pending in the United States District Court for the District of Delaware captioned Chew v. Thompson, et al., 1:20-cv-00705-RGA (collectively, the “Derivative Actions”);
•    the proposed settlement between Plaintiffs2 and the Settling Defendants reached in the Derivative Actions (the “Settlement”);
•    the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Consolidated Action with prejudice;
•    Plaintiffs’ Counsel’s application for fees and expenses; and
•    Plaintiffs’ monetary service awards.
This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise
2 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary
On January 14, 2022, Beyond Meat, in its capacity as a nominal defendant, entered into the Stipulation to settle the Derivative Actions filed on behalf of Beyond Meat, in the United States District Court for the Central District of California (the “Court”) and the United States District Court for the District of Delaware against certain current and former directors and officers of the Company and/or certain third party companies with which the Company entered into manufacturing arrangements, and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation.
Only after the Settling Parties agreed on the corporate governance reforms and procedures, did they engage in arm’s length negotiations over the attorneys’ fees and expenses that would be payable to Plaintiffs’ Counsel in recognition of the substantial benefits achieved through the Settlement. They agreed that the Company would pay $515,000 to Plaintiffs’ Counsel for their attorneys’ fees and expenses. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the four Plaintiffs in the amount of $2,000 each (the “Service Awards”), to be paid out of any attorneys’ fees and expense award.

This Notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, www.__________, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?
The Consolidated Action is brought derivatively on behalf of nominal defendant Beyond Meat and alleges that the Individual Defendants breached their fiduciary duties to the Company by allowing or causing Beyond Meat to alter food reports submitted to Don Lee Farms (“Don Lee”) to exclude pertinent safety information; wrongfully terminate Beyond Meat’s exclusive supply agreement with Don Lee; misappropriate Don Lee’s trade secrets with two other manufacturers, ProPortion Foods, LLC and CLW Foods, LLC; and fail to maintain internal controls. Derivative Plaintiffs also allege in the Consolidated Action that certain of the Individual Defendants made and/or caused the Company to violate Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) by making and/or causing the Company to make false and misleading statements and omissions of material fact in the Company’s proxy statement filed on Schedule 14A with the SEC on April 10, 2020, which failed to disclose each of the foregoing.

Why is there a Settlement of the Derivative Actions?
The Court has not decided in favor of Defendants or Derivative Plaintiffs in the Consolidated Action. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the corporate governance reforms and procedures that the Company will adopt as part of the Settlement provide substantial benefits to Beyond Meat and its stockholders.
Settling Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Actions. Settling Defendants further assert that, at all times, they acted legally, in good faith, and in a manner they reasonably believed to be and that was in the best interests of Beyond Meat and Beyond Meat’s stockholders. Nonetheless, Settling Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the expense, distraction, and uncertainty of litigation.

The Settlement Hearing, and Your Right to Object to the Settlement
On _______________, 2022, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Current Beyond Meat Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on _______________, 2022 at __:__ _.m. before the Honorable Michael W. Fitzgerald, United States District Court for the Central District of California, First Street Courthouse, 350 West First Street, Courtroom 5A, Los Angeles, CA 90012, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether any negotiated attorneys’ fees and expense amount to Plaintiffs’ Counsel is fair, reasonable and adequate or, if the Settling Parties have not agreed to any such amount, the appropriate amount for an attorneys’ fee and expense award to Plaintiffs’ Counsel or consideration of an amount determined by an agreed-upon mediator, as applicable; (v) whether the Court should approve the Service Awards, to be paid out of any attorneys’ fees and expense award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.
The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Beyond Meat, www.__________, for any change in date, time or format of the Settlement Hearing.
Any Current Beyond Meat Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to any agreed-upon Fee and Expense Amount, may file with the Court a written objection. An objector must at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of Beyond Meat common stock as of January 14, 2022 and through the date of the filing of any such objection, including the number of shares of Beyond Meat common stock held and the date of purchase or acquisition; (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.
IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN __________ __, 2022. The Clerk’s address is:
Clerk of the Court
U.S. DISTRICT COURT, CENTRAL DISTRICT OF CALIFORNIA
First Street U.S. Courthouse
350 A 1st Street, Suite 4311
Los Angeles, California 90012
YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND SETTLING DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN __________ __, 2022. Counsel’s addresses are:

Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, NY 10017	Phillip Kim THE ROSEN LAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016
Thomas J. McKenna GAINEY McKENNA & EGLESTON 501 Fifth Avenue, 19th Floor New York, NY 10017

Counsel for Settling Defendants:

B. John Casey STOEL RIVES LLP 760 SW Ninth Avenue, Suite 3000 Portland, OR 97205

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Current Beyond Meat Stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.
Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.
If you are a Current Beyond Meat Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Consolidated Action, and from pursuing any of the Released Claims.
CURRENT BEYOND MEAT STOCKHOLDERS AS OF JANUARY 14, 2022 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
Interim Stay and Injunction
Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Beyond Meat stockholders, derivatively on behalf of Beyond Meat, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.
Scope of the Notice
This Notice is a summary description of the Derivative Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the website of Beyond Meat, www. __________.
*    *    *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY, 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, NY 10017, Telephone: (212) 983-1300, E mail: tjmckenna@gme-law.com; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E-mail: pkim@rosenlegal.com.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

IN THE UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE: BEYOND MEAT, INC. DERIVATIVE LITIGATION	Case No.: CV-20-2524-MWF (AFMx)
This Document Relates to: ALL ACTIONS	EXHIBIT C

[PROPOSED] ORDER PRELIMINARILY APPROVING
DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, Derivative Plaintiffs3 in the above-captioned Consolidated Action have made an application, pursuant to Federal Rule of Civil Procedure 23.1, for an order: (i) preliminarily approving the Stipulation of Settlement dated January 14, 2022 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissals of the Derivative Actions with prejudice; (ii) approving the form and content of the notice of the Settlement to Current Beyond Meat Stockholders; and setting a date for the Settlement Hearing;
3“Derivative Plaintiffs” refers to plaintiffs Eric Weiner, Kimberly Brink, and the Executrix and/or Personal Representative of the Estate of Melvyn Klein in the above-captioned consolidated stockholder derivative action (the “Consolidated Action”). Derivative Plaintiffs, together with Kevin Chew, who is plaintiff to another shareholder derivative action pending in the United States District Court for the District of Delaware titled, Chew v. Thompson, et al., 1:20-cv-00705-RGA (the “Delaware Action,” and together with the Consolidated Action, the “Derivative Actions”) are collectively referred to as “Plaintiffs.”
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WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and
WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all Settling Parties have consented to the entry of this Order,
NOW THEREFORE, IT IS HEREBY ORDERED:
1.    This Court, for purposes of this Preliminary Approval Order, adopts the definitions set forth in the Stipulation.
2.    The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing, the Stipulation and the settlement set forth therein (the “Settlement”), including the terms and conditions for settlement and dismissals with prejudice of the Derivative Actions.
3.    The Settlement Hearing shall be held before the Court on _______________ __, 2022 at __________ _.m.,4 at the United States District Court for the Central District of California, First Street Courthouse, 350 West First Street, Courtroom 5A, Los Angeles, CA 90012, to determine: (i) whether the terms and conditions of the Settlement set forth in the Stipulation are fair, reasonable, and adequate and should be finally approved by the Court; (ii) whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered, dismissing the Consolidated Action with prejudice, and releasing and enjoining the prosecution of any and all Released Claims; (iii) whether the notice to Current Beyond Meat Stockholders of the proposed Settlement fully satisfies the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iv) whether the
4 The Settling Parties respectfully request that the Settlement Hearing be scheduled at least forty-five (45) days after the deadline for providing notice of the Settlement to Current Beyond Meat Stockholders set forth in paragraph 4 hereof.
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agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem necessary and appropriate.
4.    The Court approves, as to form and content, the Notice to Current Beyond Meat Stockholders of Proposed Settlement and Dismissal with Prejudice of Derivative Actions (“Notice”), attached as Exhibit B to the Stipulation, and finds that posting a copy of the Notice and Stipulation, with its exhibits, on the Investor Relations page of Beyond Meat’s website, filing the Notice and Stipulation, with its exhibits, with the U.S. Securities and Exchange Commission (“SEC”) as exhibits to a Form 8-K or other appropriate filing, and issuing the Notice in a press release, substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current Beyond Meat Stockholders and any other Persons entitled thereto.
5.    Not later than ten (10) days following entry of this Order, Beyond Meat shall cause the notice of the Settlement to be given in the following manner: (i) posting a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (ii) filing the Notice and the Stipulation, with its exhibits, with the SEC as exhibits to a Form 8-K or other appropriate filing; and (iii) issuing the Notice in a press release. The Notice shall provide a link to the Investor Relations page of Beyond Meat’s website where the Notice and Stipulation, with its exhibits, may be viewed, which link shall be maintained through the date of the Settlement Hearing.
6.    Beyond Meat shall undertake the administrative responsibility, and shall be solely responsible, for paying the costs and expenses related to, and giving notice of, the Settlement to Current Beyond Meat Stockholders in the manner set forth in paragraph 4 herein.
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7.    No later than twenty (20) following entry of this Order, Settling Defendants’ Counsel shall file with the Court, proof, by affidavit or declaration, of the publication, filing, and posting of the notice of the Settlement pursuant to the terms of this Order.
8.    All papers in support of the Settlement, the Fee and Expense Amount and the Service Awards, shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) days prior to the Settlement Hearing.
9.    Any Current Beyond Meat Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why any Fee and Expense Amount and the Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Beyond Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or any Fee and Expense Amount and the Service Awards, unless that stockholder has, at least twenty-one (21) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Beyond Meat common stock as of the date of the Stipulation of Settlement and through the date of the filing of any such objection, including the number of shares of Beyond Meat common stock held and the date of purchase or acquisition; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Beyond Meat Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in
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addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current Beyond Meat Stockholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following: Counsel for Plaintiffs:
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Counsel for Plaintiffs:

Counsel for Plaintiffs: THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427 Facsimile: (516) 344-6204 E-mail: tbrown@thebrownlawfirm.net	Counsel for Defendants: STOEL RIVES LLP B. John Casey 760 SW Ninth Avenue, Suite 3000 Portland, OR 97205 Telephone: (503) 294-9170 Email: john.casey@stoel.com Counsel for Settling Defendants
GAINEY McKENNA & EGLESTON
Thomas J. McKenna
501 Fifth Avenue, 19th Floor
New York, NY 10017
Telephone: (212) 983-1300
Email: tjmckenna@gme-law.com

Co-Lead Counsel for Derivative Plaintiffs

THE ROSEN LAW FIRM, P.A. Phillip Kim
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (212) 202-3827
E-mail: pkim@rosenlegal.com
Counsel for Plaintiff Kevin Chew

10.    Any Current Beyond Meat Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the
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fairness, reasonableness, or adequacy of the Settlement or any Fee and Expense Amount and the Service Awards to Plaintiffs, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Consolidated Action with prejudice, and any and all of the releases set forth in the Stipulation.
11.    All Current Beyond Meat Stockholders shall be bound by all orders, determinations, and judgments in the Consolidated Action concerning the Settlement, whether favorable or unfavorable to Current Beyond Meat Stockholders.
12.    Pending the Effective Date of the Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and Beyond Meat stockholders, anyone who acts or purports to act on their behalf, and all Releasing Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.
13.    All proceedings in the Consolidated Action are stayed until further order of the Court except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.
14.    Neither the Settlement, the Stipulation (including any exhibits attached hereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity or infirmity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any
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civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum; or (c) is or may be deemed an admission by any Party as to the merits or lack thereof of any claim, allegation, or defense.
15.    Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement in Court.
16.    The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Beyond Meat Stockholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may decide to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Beyond Meat Stockholders. Any Current Beyond Meat Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investor Relations page of Beyond Meat’s website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Beyond Meat Stockholders.
IT IS SO ORDERED.

DATED:
____________________________
HONORABLE MICHAEL W. FITZGERALD
UNITED STATES DISTRICT JUDGE

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IN THE UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

IN RE: BEYOND MEAT, INC. DERIVATIVE LITIGATION	Case No.: CV-20-2524-MWF (AFMx)
This Document Relates to: ALL ACTIONS	EXHIBIT D

[PROPOSED] FINAL ORDER AND JUDGMENT
This matter came before the Court for hearing, pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated _________________, 2022 (the “Preliminary Approval Order”), on the application of the Settling Parties for final approval of the Settlement set forth in the Stipulation of Settlement dated January 14, 2022 (the “Stipulation”). Due and adequate notice having been given to Current Beyond Meat Stockholders as required in said Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.    This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
2.    This Court has jurisdiction over the subject matter of the Consolidated Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.
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3.    The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Settling Parties and Current Beyond Meat Stockholders, and hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.
4.    The Consolidated Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.
5.    Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever waived, released, relinquished, discharged and dismissed all Released Claims (including without limitation Unknown Claims) against the Released Persons, including without limitation any and all claims (including without limitation Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Derivative Actions.
6.    Upon the Effective Date, each of the Releasing Persons shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including without limitation Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Derivative Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
7.    Upon the Effective Date, Beyond Meat shall be deemed to have, and by operation of this Judgment shall have fully, finally, and forever released,
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relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons.
8.    Upon the Effective Date, Beyond Meat shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Derivative Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
9.    Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Beyond Meat Stockholders (solely in their capacity as Beyond Meat stockholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
10.    The Court finds that the notice to Current Beyond Meat Stockholders was made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.
11.    The Court finds that during the course of the litigation, the Settling Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.
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12.    The Court hereby approves the Fee and Expense Amount in the amount of $515,000.00 that was agreed to by Plaintiffs’ Counsel and Beyond Meat and finds that such Fee and Expense Award is fair and reasonable in light of the substantial benefits conferred upon Beyond Meat by the Settlement.
13.    The Court also hereby awards each of the four Plaintiffs $2,000 each as Service Awards, to be paid solely out of the Fee and Expense Amount.
14.    Neither this Judgment, the Stipulation (including any exhibits attached thereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity or infirmity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum; or (c) is or may be deemed an admission by any Party as to the merits or lack thereof of any claim, allegation, or defense.
15.    Neither this Judgement, the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement in Court and in accordance with paragraph 16 below.
16.    Notwithstanding paragraph 15, the Released Persons may file the Stipulation and/or the Judgment, and file or reference acts performed or documents executed pursuant to or in furtherance of the Stipulation, Settlement, and/or the Judgment: (i) in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any
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other theory of claim preclusion or issue preclusion or similar defense or counterclaim; (ii) in furtherance of the Settlement contemplated in the Stipulation; and (iii) in any action to enforce the Settlement.
17.    Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Settling Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.
18.    Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.
19.    This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58.

IT IS SO ORDERED.

DATED:
___________________________________HONORABLE MICHAEL W. FITZGERALD
UNITED STATES DISTRICT JUDGE

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